Exhibit 2.4

EXECUTION COPY

AMENDMENT NO. 3 TO

MASTER TRANSACTION AGREEMENT

This AMENDMENT NO. 3, dated as of June 10, 2009 (this “Amendment”), to the Master Transaction Agreement, dated as of April 30, 2009 (as amended by Amendment No. 1 thereto dated as of May 31, 2009 and as further amended by Amendment No. 2 thereto dated as of June 5, 2009, the “MTA”), among Fiat S.p.A., a Società per Azioni organized under the laws of Italy (“Fiat”), New CarCo Acquisition LLC, a Delaware limited liability company (“Purchaser”), Chrysler LLC, a Delaware limited liability company (the “Company”) and the Subsidiaries of the Company identified on the signature pages thereto (each of the Company and such Subsidiaries, a “Seller” or “Selling Group Member” and, collectively, “Sellers”). All capitalized terms used but not defined herein have the meanings set forth in the MTA.

WHEREAS, Fiat, Purchaser and Sellers wish to amend further amend the MTA, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Part (1)(b) of Section 2.06(g)(i) of the Company Disclosure Letter shall be amended to delete items 12, 13 and 14 thereof and replace them with the following:

Name	Jurisdiction of Organization
12. Chrysler Austria Gesellschaft mbH	Austria
13. Chrysler Management Austria GmbH	Austria
14. AC Austro Car Handelsgesellschaft mbH & Co Management	Austria

2.	Part (1)(b) of Section 2.06(g)(i) of the Company Disclosure Letter shall be amended to add the following at the end thereof:

Name	Jurisdiction of Organization
23. CarCo Intermediate Mexico LLC	Delaware

3.	Section 3.02 of the Company Disclosure Letter shall be amended to delete items 33, 34 and 35 of the table under the heading “Wholly Owned Subsidiaries” and replace them with the following:

Name	Jurisdiction of Organization
33. Chrysler Austria Gesellschaft mbH	Austria
34. Chrysler Management Austria GmbH	Austria
35. AC Austro Car Handelsgesellschaft mbH & Co Management	Austria

4.	Section 3.02 of the Company Disclosure Letter shall be amended to add the following at the end of the table under the heading “Wholly Owned Subsidiaries”:

Name	Jurisdiction of Organization
69. CarCo Intermediate Mexico LLC	Delaware

5.	Except as expressly provided herein, all of the terms and provisions in the MTA are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the MTA, or any other right, remedy, power or privilege of any party to the MTA, except as expressly set forth herein.

6.	This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and permitted assigns; provided, that for all purposes the VEBA Trust, the UAW, US Treasury and Canada shall be express third-party beneficiaries of this Amendment. Subject to the preceding sentence, nothing herein, express or implied, is intended to or shall be deemed to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

7.	This Amendment may not be amended except by an instrument in writing signed by each of the parties hereto. At any time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto and (b) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

8.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of a jurisdiction other than the State of New York.

9.

Without limiting any party’s right to appeal any order of the Bankruptcy Court, each party hereby irrevocably (i) submits to the exclusive jurisdiction of the Bankruptcy Court, for the purpose of any action or proceeding arising out of or relating to this Amendment, and (ii) each party hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the Bankruptcy Court and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Bankruptcy Court, including a motion to dismiss on the groups of forum non conveniens. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County for the resolution of any such claim or dispute. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any action or

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proceeding relating to the transactions contemplated by this Amendment, on behalf of itself or its property, by personal delivery of copies of such process to such party. Such service shall be in lieu of any other potentially applicable requirement of service, including, without limitation, the Hague Convention on the Service Abroad of Judicial and Extra-Judicial Documents in Civil or Commercial Matters. Nothing in this Section 9 shall affect the right of any party to serve legal process in any other manner permitted by law.

10.	This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.	If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, then to the maximum extent permitted by Law, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIAT S.p.A.

By:	/s/ Roberto Russo
	Name:	Roberto Russo
	Title:	Authorized Person

NEW CARCO ACQUISITION LLC

By:	/s/ Giorgio Fossati
	Name:	Giorgio Fossati
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 3 to the MTA]

CHRYSLER LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER AVIATION INC.

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER INTERNATIONAL CORPORATION

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER INTERNATIONAL LIMITED, L.L.C.

By:	CHRYSLER INTERNATIONAL CORPORATION, as Member

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER INTERNATIONAL SERVICES, S.A.

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

[Signature Page to Amendment No. 3 to the MTA]

CHRYSLER MOTORS LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER REALTY COMPANY LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER SERVICE CONTRACTS FLORIDA, INC.

By:	/s/ Byron Babbish
	Name:	Byron Babbish
	Title:	Assistant Secretary

CHRYSLER SERVICE CONTRACTS INC.

By:	/s/ Byron Babbish
	Name:	Byron Babbish
	Title:	Assistant Secretary

CHRYSLER TECHNOLOGIES MIDDLE EAST LTD.

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President

[Signature Page to Amendment No. 3 to the MTA]

CHRYSLER TRANSPORT, INC.

By:	/s/ Jan. A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER VANS LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

DCC 929, INC.

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

DEALER CAPITAL, INC.

By:	/s/ Byron Babbish
	Name:	Byron Babbish
	Title:	Assistant Secretary

GLOBAL ELECTRIC MOTORCARS, LLC

By:	/s/ Byron Babbish
	Name:	Byron Babbish
	Title:	Assistant Secretary

[Signature Page to Amendment No. 3 to the MTA]

NEV MOBILE SERVICE, LLC

By:	/s/ Holly E. Leese
	Name:	Holly E. Leese
	Title:	Assistant Secretary

NEV SERVICE, LLC

By:	/s/ Holly E. Leese
	Name:	Holly E. Leese
	Title:	Assistant Secretary

PEAPOD MOBILITY LLC

By:	/s/ Byron Babbish
	Name:	Byron Babbish
	Title:	Assistant Secretary

TPF ASSET, LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

TPF NOTE, LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	President and Treasurer

[Signature Page to Amendment No. 3 to the MTA]

UTILITY ASSETS LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER DUTCH HOLDING LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER DUTCH INVESTMENT LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER DUTCH OPERATING GROUP LLC

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

CHRYSLER INSTITUTE OF ENGINEERING

By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Treasurer

[Signature Page to Amendment No. 3 to the MTA]

ALPHA HOLDING LP

By:	/s/ Holly E. Leese
	Name:	Holly E. Leese
	Title:	Secretary

[Signature Page to Amendment No. 3 to the MTA]